UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 17, 2007

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd.
Suite 100
Deerfield, Illinois	60015-2559
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of   Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2007, the Registrant’s Board of Directors elected Jean Blackwell to serve as a Class III director.  The Governance Committee of the Board of Directors has not yet determined Committee memberships for Ms. Blackwell.

Effective May 17,  2007, Ms. Blackwell was also granted options to purchase shares of the Registrant’s Common Stock pursuant to the Amended 2004 Long-Term Incentive Plan for the number of shares having an economic value of $25,000 based on the closing price of the Registrant’s Common Stock on May 17, 2007.  These options have an exercise price equal to the fair market value of the Registrant’s Common Stock on the date of grant, vest in equal or substantially equal annual installments over a three year period, and have a ten year term.  This award is subject to such other terms as are reflected in the Registrant’s Stock Option Agreement, the form of which has been described in and filed as an exhibit to the Registrant’s prior SEC filings.

Ms. Blackwell will also receive compensation pursuant to the Summary of Director Compensation which has been described and filed as an exhibit to the Company’s prior SEC filings.

A Press Release announcing the election of Ms. Blackwell to the Board of Directors of the Registrant is attached as Exhibit 99 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

The following exhibit is filed herewith:

99              Press Release, dated May 17, 2007, electing Jean Blackwell to the Board of Directors of the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNITED STATIONERS INC.

Date: May 17, 2007	/s/Eric A. Blanchard
Senior Vice President, General Counsel and
Secretary

UNITED STATIONERS INC.

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

DATED MAY 17, 2007

Exhibit No.	Description	Method of Filing

99	Press Release, dated May 17, 2007, electing Jean Blackwell	Included herewith
to the Board of Directors of the Registrant.